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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) May 29, 1997 (May 23, 1997)
                                                ----------------------------

                               Pacific Enterprises
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)


                                   California
                  ---------------------------------------------
                  (State or other jurisdiction of incorporation


                1-40                             94-0743670
       ----------------------         ------------------------------------
       Commission File Number         (I.R.S. Employer Identification No.)


             555 West Fifth Street, Los Angeles, California 90013-1011
             ---------------------------------------------------------
                     (Address of principal executive offices)
                                  (Zip Code)


                               (213) 895-5000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

The information set forth and incorporated by reference below supplements the information contained in Pacific Enterprises' 1996 Annual Report to Shareholders under the caption "Management's Discussion and Analysis - SoCalGas Operations - Factors Influencing Future Performance - Performance Based Regulation," which has been incorporated by reference in Pacific Enterprises' Annual Report on Form 10-K for the year December 31, 1996; Pacific Enterprises' Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 under the caption "Regulatory Factors Influencing Future Performance;" and Pacific Enterprises' Current Report on Form 8-K dated April 28, 1997.

On May 23, 1997, an Administrative Law Judge (ALJ) issued a revised proposed decision (PD) on Southern California Gas Company's application to the California Public Utilities Commission (CPUC) for performance based regulation (PBR). The revised PD supersedes the first PD issued on April 21, 1997. Southern California Gas Company (SoCalGas) is Pacific Enterprises' principal subsidiary.

A summary of the principal elements of SoCalGas' PBR application and the ALJ's revised PD is set forth in a Reply to Media Inquiry to be used by SoCalGas in responding to media and other inquiries concerning the revised PD. The text of the Reply to Media Inquiry is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.


Item 7. - Financial Statements and Exhibits.
          (c)  Exhibits
               99.1 Reply to Media Inquiry of Southern California Gas
               Company.



SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
---------------------
    (Registrant)


Ralph Todaro
-----------------------------
Ralph Todaro
Vice President and Controller
(Chief Accounting Officer and
duly authorized signatory)
Date:  May 29, 1997


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                         For Reply to Media Inquiry


(A revised ALJ Proposed Decision on SoCalGas' "Performance Based Regulation" application has been released. This revised decision is scheduled to be taken up at the CPUC's regular meeting of June 11, 1997. The CPUC may accept, reject or modify the revised proposed decision in rendering a final decision on SoCalGas' application. The following statement may be used to respond to inquiries concerning this revised Proposed Decision.)

                                   * * * * * * * * *

      SoCalGas is disappointed with the ALJ's revised Proposed Decision (PD) on our PBR application. While some progress has been made in narrowing the gap between SoCalGas' application and the first PD, the revised PD still departs from our application in many respects.

      Following are the principal differences between SoCalGas' plan and the revised PD.


                       Indexing & Productivity Factor

      SoCalGas' Proposal. Our proposal calls for rate indexing which will ensure that base rates grow at less than the rate of inflation (inflation minus a productivity factor). We are suggesting a "productivity factor" that will reduce real rates (after adjusting for inflation) annually by 1%. This is twice the industry average for productivity improvements by U.S. gas distribution companies over the last 10 years. Base rates in 1995 would have been 13% lower than actual rates had this type and level of indexing been in place from 1985 to 1995.

      Revised PD. Like the first PD, the revised PD still rejects rate indexing in favor of revenue or margin indexing, but it leaves open the possibility of implementing rate indexing on August 1, 1999, when provisions of the Comprehensive Settlement expire. The ALJ has determined that certain provisions in the Comprehensive Settlement are inconsistent with rate indexing and therefore preclude its use under PBR.

      The major difference in the two approaches is that margin indexing removes the risk/reward potential for shareholders arising from higher or lower gas throughput to core customers.

      The original PD had proposed a complicated formula that would have resulted in a productivity factor well above 2%, but included a positive increment for customer growth. The revised PD recommends a more straightforward productivity factor which starts at 1.6% in the first year, and moves up incrementally each year to 2% in the fifth year. The precise treatment of customer growth is unclear in the revised PD.




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                               Pricing Issues

      SoCalGas' Proposal. We are requesting an increase in the customer charge from roughly $5 to $12.50 -- the actual cost of serving residential customers -- over the five-year period covered by PBR. We want to reduce (volumetric) rates for gas, and narrow the rate increase paid when customers exceed the monthly baseline amount from 35% to 10%. The net result: no increase in the average residential customer bill. Finally, we're seeking the flexibility for optional tariffs to provide customers with more pricing choices for utility service.

      Revised PD. The revised PD continues to claim that residential rate design is inappropriate for consideration in a PBR application. The revised PD defers action on residential rate design to a future Commission proceeding, but it does make some concessions on pricing flexibility. The revised PD allows SoCalGas to discount prices to core customers (residential and small commercial), with the shortfall in revenue being borne by shareholders, not other utility customers.

                          New Products and Services

      SoCalGas' Proposal. Our proposal seeks authorization to offer on a competitive basis products and services that we have not previously offered. They would be offered entirely at shareholder risk, and would not be funded by rates charged for utility services.

      Revised PD. The revised PD continues to reject any decision on new product and service flexibility and defers the issue to future regulatory proceedings. However, the revised PD clarifies that SoCalGas will be permitted to continue providing certain outside services, like billing and meter reading, for other organizations.

                              Sharing Mechanism

      SoCalGas' Proposal. SoCalGas proposes no earnings sharing, for either profits or losses, since SoCalGas believes that absence of a sharing mechanism is more compatible with the competitive environment the industry is rapidly moving toward.

      Revised PD. With some minor adjustments, the revised PD continues to impose a "sharing mechanism" for earnings that exceed a specified rate of return to ensure that some of the profits above certain levels be shared with ratepayers rather than going solely to the Company. While the revised PD adopts sharing on earnings above the authorized rate of return, it does not propose any similar "downside" sharing.

                                 Base Margin

      SoCalGas' Proposal. SoCalGas' initial application reflected a base margin reduction of $61.2 million as compared to its authorized 1995 level. After reaching various stipulations with the Commission's staff, our final position was a reduction of $110 million.


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      Revised  PD.  Some progress has been made in this area.  The first  PD adopted  a starting base margin level that reflects a net reduction of  $182
million.   The  revised  PD  narrows that gap to a  net  reduction  of  $163 million.

     Implementation Date. The ALJ's revised Proposed Decision calls for the base margin reduction to be implemented on July 1, 1997, and gives SoCalGas the option of implementing all other PBR elements now, retroactive to January 1, 1997, or on January 1, 1998. The first PD provided SoCalGas with the option of implementing all PBR elements retroactive to January 1, 1997 or on January 1, 1998.


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